Robinhood Announces $1 Billion Share Repurchase Program The board of directors of Robinhood Markets, Inc. (“Robinhood”) (NASDAQ: HOOD) has authorized a $1 billion share repurchase program, demonstrating management and the board's confidence in Robinhood's financial strength and future growth prospects. “As our business and cash flow have continued to grow, we're excited to announce a $1 billion share repurchase program to return value to shareholders," said Jason Warnick, Chief Financial Officer of Robinhood. Management currently expects to execute this program over a two to three year period starting in Q3 2024, depending on general business and market conditions, and alternative investment opportunities. Management also plans to vary the pace of capital deployment depending on share price. Cautionary Note Regarding Forward-Looking Statements This blog post contains forward-looking statements, including with respect to the share repurchase program and our current expectations with respect to timing. Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this blog post. Factors that contribute to the uncertain nature of our forward-looking statements include, among others, the fluctuations in our results and key metrics; our reliance on transaction-based revenue, including payment for order flow , and the risk of new regulation or bans on payment for order flow and similar practices; the need to maintain capital levels required by regulators and self-regulatory organizations; the risk that changes in business, economic, or political conditions that impact the global financial markets, or a systemic market event, might harm our business; and our need to invest in our business in order to attract and retain customers and deepen their engagement with us in order to maintain growth. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results is included in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as well as our other filings with the SEC, which are available on the SEC’s web site at www.sec.gov. Except as otherwise noted, all forward-looking statements are made as of the date of this blog post and are based on information and estimates available to us at this time. Except as required by law, we assume no obligation to update any of the statements in this blog post whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this blog post with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect.